Exhibit 10.4

STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT

This STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT, dated as of August 31, 2009 (this “Agreement”), is by and between CareFusion Corporation, a Delaware corporation (the “Company”), and Cardinal Health, Inc., an Ohio corporation (the “Parent”).

WHEREAS, pursuant to the Separation Agreement, dated as of July 22, 2009 (the “Separation Agreement”), by and between the Company and the Parent, Parent will distribute at least 80% of the outstanding shares of Common Stock (as defined below) to the Parent’s shareholders (the “Distribution”);

WHEREAS, if any shares of Common Stock are not distributed in the Distribution (such shares not distributed in the Distribution, the “Retained Shares”), then the Parent may dispose of these shares through one or more transactions, including pursuant to one or more transactions registered under the Securities Act (the “Additional Divestiture Transactions”);

WHEREAS, the Company desires to grant to the Parent the Registration Rights (as defined below) for the Retained Shares, subject to the terms and conditions of this Agreement; and

WHEREAS, if there shall be any Retained Shares, then the Parent desires to grant the Company a proxy to vote such Retained Shares in proportion to the votes cast by other stockholders, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified; provided, however, that, immediately after the Separation, the Company and its Subsidiaries shall not be considered to be “Affiliates” of the Parent, and Parent and its Subsidiaries (other than the Company and its Subsidiaries) shall not be considered to be “Affiliates” of Company. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Board” means the board of directors of the Company.

“Business Day” shall mean any day which is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.2(a).

“Debt Exchanges” means one or more Public Debt Exchanges or Private Debt Exchanges.

“Debt Securities” means outstanding debt instruments or securities issued by Parent, including the 6.75% notes due 2011, the 4.00% notes due 2015, the 5.85% notes due 2017, the floating rate notes due 2009, the 5.80 percent notes due 2016, the 6.00% notes due 2017, and the 5.65% notes due 2012.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Distribution” has the meaning set forth in the preamble to this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Holder” shall mean the Parent or any of its Subsidiaries, so long as such Person holds any Registrable Securities, and any Person owning Registrable Securities who is a permitted transferee of rights under Section 4.4.

“Initiating Holder” has the meaning set forth in Section 2.1(a).

“Loss” has the meaning set forth in Section 2.7(a).

“Parent” has the meaning set forth in the preamble to this Agreement.

“Participating Banks” shall mean such investment banks that engage in any Debt Exchange with the Parent.

“Private Debt Exchange” means a private exchange with one or more Participating Banks pursuant to which such Participating Banks shall exchange Debt Securities with Parent for some or all of the Retained Shares in a transaction that is not required to be registered under the Securities Act.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Debt Exchanges” means a public exchange that is registered under the Securities Act pursuant to which the Parent shall offer Retained Shares in exchange for Debt Securities.

“Registrable Securities” means the Retained Shares, and any shares of Common Stock or other securities issued with respect to, in exchange for, or in replacement of such Retained Shares. The term “Registrable Securities” excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold by a Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, or (iii) that have been sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” means a registration with the SEC of the offer and sale to the public of Common Stock under a Registration Statement. The terms “Register” and “Registering” shall have a correlative meaning.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered); (iii) printing expenses, messenger, telephone and delivery expenses; (iv) internal expenses of the Company (including all salaries and expenses of employees of the Company performing legal or accounting duties); (v) fees and disbursements of counsel for the

Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by the Company’s independent certified public accountants of comfort letters customarily requested by underwriters); and (vi) fees and expenses of listing any Registrable Securities on any securities exchange on which the shares of Common Stock are then listed and Financial Industry Regulatory Authority registration and filing fees; but excluding any fees or disbursements of the Holder, any underwriting discounts or commissions attributable to the sale of any Registrable Securities, any fees and expenses of the underwriters, any stock transfer taxes, out-of pocket costs and expenses relating to any investor presentations on any “road show” presentations undertaken in connection with marketing of the Registrable Securities and any fees and expenses of counsel to the Holder or the underwriters.

“Registration Period” has the meaning set forth in Section 2.1(c).

“Registration Rights” shall mean the rights of the Holders to cause the Company to Register Registrable Securities pursuant to Section 2.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Suspension” has the meaning set forth in Section 2.1(d).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration Statement” means a Registration Statement of the Company for an offering to be made on a delayed or continuous basis of Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day. References to a Person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II - REGISTRATION RIGHTS

2.1 Registration.

(a) Request. Prior to the fifth anniversary of the Distribution, any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right to request that the Company file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Holder, by delivering a written request thereof to the Company specifying the number of shares of Registrable Securities such Holder wishes to register (a “Demand Registration”). The Company shall (i) within five days of the receipt of a Demand Registration, give written notice of such Demand Registration to all Holders of Registrable Securities, and (ii) shall use its commercially reasonable efforts to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Holder as expeditiously as possible, and the Company shall use its commercially reasonable efforts to file such Registration Statement within 20 days of receipt of such request. The Company shall include in such Registration all Registrable Securities with respect to which the Company receives, within the 10 days immediately following the receipt by the Holder(s) of such notice from the Company, a request for inclusion in the registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the Registration shall also specify the aggregate amount of Registrable Securities proposed to be registered. For purposes of clarification, the Company can satisfy its obligation under this Section 2.1(a) to file a Registration Statement by filing a Shelf Registration Statement and can satisfy its obligation to complete a Demand Registration by filing a Prospectus under an effective Shelf Registration Statement that covers (i) the Registrable Securities requested by the Holders to be registered in accordance with this Section 2.1(a) and (ii) the plan of distribution requested by the participating Holders.

(b) Limitations on Demand Registration Requests. The Holder(s) may collectively make a total of four Demand Registration requests pursuant to Section 2.1(a) (including any rights to Demand Registration transferred pursuant to Section 4.4(a) and any rights to Demand Registration made pursuant to any registration rights agreement entered into pursuant to Section 2.5); provided that the Holder(s) may not make more than two Demand Registration requests in any 365-day period. For the avoidance of doubt, if the Parent engages in a Private Debt Exchange as contemplated by Section 2.5 with one or more Participating Banks, each request for a Demand Registration made by a Participating Bank in respect of such Private Debt Exchange pursuant to any registration rights agreement entered into by the Company pursuant to Section 2.5 shall collectively count as one (1) Demand Registration request hereunder (assuming that the Registrable Securities subject to such Private Debt Exchange are included in a single Prospectus). In addition, and notwithstanding anything to the contrary, the Parent and its subsidiaries shall be permitted on a one-time basis to engage in up to three (3) related Private Debt Exchanges within any six (6)-month period during the first year following the date hereof and each Demand Registration request made by the Participating Banks in such Private Debt Exchanges pursuant to its registration rights agreement with the Company shall collectively only count as one (1) Demand Registration request for purposes of the limitation on the number of Demand Registration requests set forth in the first sentence of this Section 2.1(b) (it being understood that, Parent and its subsidiaries shall be permitted to engage in additional Private Debt Exchanges outside such 6-month period, but each Demand Registration request by the Participating Banks for such Private Debt Exchange pursuant to its registration rights agreement with the Company shall count as an additional Demand Registration request for purposes of the limitation on the number of Demand Registration requests set forth in the first sentence of this Section 2.1(b)).

(c) Effective Registration. The Company shall be deemed to have effected a Registration for purposes of this Section 2.1 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) 60 days from the effective date of the Registration Statement (or from the date the applicable Prospectus is filed with the SEC if the Company is satisfying a request for Demand Registration by filing a Prospectus under an effective Shelf Registration Statement) (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Company. If during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

(d) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement at any time would, as reasonably determined in good faith by the Company, (i) have a material detrimental effect on the completion of a transaction currently being negotiated or a plan currently being considered by the Board that would, if completed, be material to the Company and its subsidiaries taken as a whole at the time the right to delay or withhold efforts or suspend sales is exercised (whether or not a final decision has been made to undertake such transaction or plan), or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company’s shareholders, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Registration Suspension”); provided, however, that the Company shall not be permitted to exercise a Registration Suspension more than three times in any 365-day period and shall not be permitted to exercise a Registration Suspension more than two times in any calendar quarter. Each Registration Suspension shall not exceed 30 days. Notwithstanding the foregoing, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary. In the case of a Registration Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above (which may be delivered orally). The Company shall (i) immediately notify the Holders upon the termination of any Registration Suspension, (ii) amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein, and (iii) furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The effectiveness period for any Demand Registration for which the Company has exercised a Registration Suspension shall be increased by the period of time such Registration Suspension is in effect.

(e) Underwritten Offering. If the Initiating Holder so indicates at the time of its request pursuant to Section 2.1(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering and the Company shall include such information in its written notice to the Holders required under Section 2.1(a). In the event that the Initiating Holder intends to distribute the Registrable Securities by means of an Underwritten Offering, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Holders of a majority of the outstanding Registrable Securities being included in any Underwritten Offering shall select the underwriter(s) for such Underwritten Offering; provided, however, that such underwriter(s) must be reasonably acceptable to the Company.

(f) Priority of Securities Registered. If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant of this Section 2.1, informs the Holders with Registrable Securities in such Registration of such class of Registrable Securities in writing that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Holders shall have the right to (i) request the number of Registrable Securities to be included in such Registration be allocated pro rata among the Holders, including the Initiating Holder, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner or (ii) notify the Company in writing that the Registration Statement shall be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. In the event a Holder notifies the Company that such Registration Statement shall be abandoned or withdrawn said Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.1(a) and the Company shall not be deemed to have effected a Demand Registration pursuant to Section 2.1(b).

If the amount of Registrable Securities to be underwritten has not been so limited, the Company and other holders may include shares of Common Stock for its own account (or for the account of other holders) in such Registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Registrable Securities included in such Registration.

2.2 Piggyback Registrations.

(a) Participation. Prior to the earlier to occur of the fifth anniversary of the Distribution or the date on which the Registrable Securities then held by the Holder(s) represents less than five percent (5%) of the Company’s then issued and outstanding Common Stock, if the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of its Common Stock for its own account and/or for the account of any other Persons (other than (i) a Registration under Section 2.1 hereof, (ii) a Registration pursuant to a Registration Statement on Form S-8 or Form S-4 or similar forms that relate to a transaction subject to Rule 145 under the Securities Act, (iii) any form that does not include substantially the same information, other than information relating to the selling holders or their plan of distribution, as would be required to be included in a Registration Statement covering the sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) a Registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered) (a “Company Public Sale”), then, as soon as practicable (but in no event less than 15 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.2(b) and Section 2.2(c), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 5 Business Days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other shares of Common Stock. No Registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any Demand Registration under Section 2.1. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and the Company shall use commercially reasonable efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this

Section 2.2(a) shall, and the Company shall use commercially reasonable efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. For purposes of clarification, the Company’s filing of a Shelf Registration Statement shall not be deemed to be a Company Public Sale; provided, however, that any prospectus supplement filed pursuant to a Shelf Registration Statement with respect to an offering of the Company’s Common Stock for its own account and/or for the account of any other Persons will be a Company Public Sale unless such offering qualifies for an exemption from the Company Public Sale definition in this Section 2.2(a).

(b) Right to Withdraw. Each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.2(a) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs the Company and Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, all securities of the Company and any other Persons (other than the Company’s executive officers and directors) for whom the Company is effecting the Registration, as the case may be, proposes to sell, (ii) second, the number of Registrable Securities of such class that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities of such class requested by such Holder to be included in such sale (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), subject to any superior contractual rights of other holders,(iii) third, the number securities of executive officers and directors for whom the Company is effecting the Registration, as the case may be, with such number to be allocated pro rata among the executive officers and directors, and (iv) fourth, any other securities eligible for inclusion in such Registration, allocated among the holders of such securities in such proportion as the Company and those holders may agree.

(d) Black-Out Periods. In the event of a public sale of the Company’s equity securities by the Company in an Underwritten Offering, whether or not the Holders participate therein, the Holders hereby agree, and the Company agrees that is shall cause its executive officers and directors to agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any sale or distribution (including any offer to sell, contract to sell, short sale or any option to purchase) of any securities (except, in each case, as part of the applicable Registration, if permitted hereunder) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning five days before, and ending 90 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters. The Holders also agree to execute an agreement evidencing the restrictions in this Section 2.2(d) in customary form, which form is satisfactory to the Company and the underwriters; provided that such restrictions may be included in the underwriting agreement. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

2.3 Registration Procedures.

(a) In connection with the Company’s Registration obligations under Section 2.1 and Section 2.2, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare and file the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such Holders and their respective counsel, and (y) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto to which Holders or the underwriters, if any, shall reasonably object;

(ii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be reasonably requested by the participating Holders;

(iii) notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct and in all material respects, and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) subject to Section 2.1(d), promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(v) use its commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii) deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions of the United States for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each selling Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xi) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii) obtain for delivery to and addressed to each selling Holder and to the underwriter or underwriters, if any, opinions from the general counsel or deputy general counsel for the Company, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, and in each such case in customary form and content for the type of Underwritten Offering;

(xiv) in the case of an Underwritten Offering, obtain for delivery to and addressed to the Company and the managing underwriter or underwriters and, to the extent requested, each selling Holder, a cold comfort letter from the Company’s independent certified public accountants in customary form and content for the type of Underwritten Offering, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xv) use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than 90 days after the end of the 12-month period beginning with the first day of the Company’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

(xvi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xvii) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xviii) provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter, as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such registration statement, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (E) above, all pertinent financial and other records, pertinent corporate documents and properties of the Company that are available to the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of the Company and to supply all information available to the Company reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, subject to the foregoing; and

(xix) in the case of an Underwritten Offering registering twenty-five percent (25%) or more of the Retained Shares, cause the senior executive officers of the Company to participate at reasonable times and for reasonable periods in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, except to the extent that such participation materially interferes with the management of the Company’s business; provided that the effectiveness period for any Demand Registration shall be increased on a day-for-day basis by the period of time that management cannot participate; and

(xx) take all other customary steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) As a condition precedent to any Registration hereunder, the Company may require each Holder as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as the Company may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Parent agrees, and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 2.3(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iv), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

2.4 Underwritten Offerings.

(a) Underwriting Agreements. If requested by the managing underwriters for any Underwritten Offering requested by Holders pursuant to a Registration under Section 2.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the underwriters. Such agreement shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. Each Holder with Registrable Securities to be included in any Underwritten Offering by such underwriters shall enter into such underwriting agreement at the request of the Company, which agreement shall contain such representations and warranties by the Holder and such other terms as are generally prevailing in agreements of that type.

(b) Participation In Underwritten Registrations. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Company or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements or this Agreement.

2.5 Registration Rights Agreement with Participating Banks. If the Parent decides to engage in a Private Debt Exchange with one or more Participating Banks, the Company agrees that it will enter into a registration rights agreement with the Participating Banks at the time of such Private Debt Exchange on terms and conditions consistent with this Agreement (other than the voting provisions contained in Article III hereof) and reasonably satisfactory to the Company.

2.6 Registration Expenses Paid By Company. In the case of any registration of Registrable Securities required pursuant to this Agreement, the Company shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective; provided, however, the Company shall not be required to pay for any expenses of any Registration begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1.

2.7 Indemnification.

(a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, such Holder’s Affiliates and their respective officers, directors, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement (i) in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (ii) which has been corrected in a subsequent filing with the SEC but such indemnified party nonetheless failed to provide such corrected filing to the Person asserting such Loss, in breach of the indemnified party’s obligations under applicable law. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees, advisors, and agents and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading to the extent, but, in each case (i) or (ii), only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus and has not been corrected in a subsequent filing with the SEC provided to the Person asserting such Loss prior to or concurrently with the sale of the Registrable Securities to such Person. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in Section 2.7(a) or Section 2.7(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.7(a) or Section 2.7(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.7(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.7(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.7(d).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.8 Reporting Requirements; Rule 144. Until the first anniversary of the Distribution, the Company shall use its commercially reasonable efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If the Company is not required to file such reports during such period, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. From and after the date hereof through the first anniversary of the Distribution, the Company shall forthwith upon request furnish any Holder (i) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

ARTICLE III - VOTING RESTRICTIONS

3.1 Voting of Company Common Stock.

(a) From the date of this Agreement and until the date that Parent and its Subsidiaries (other than the Company and its Subsidiaries) cease to own any Retained Shares, Parent shall, and shall cause its Subsidiaries to (in each case, to the extent that they own any Retained Shares), be present, in person or by proxy, at each and every Company shareholder meeting, and otherwise to cause all Retained Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Retained Shares in proportion to the votes cast by the other holders of Common Stock on such matter.

(b) From the date of this Agreement and until the date that Parent and its Subsidiaries (other than the Company and its Subsidiaries) cease to own any Retained Shares, Parent hereby grants, and shall cause its Subsidiaries (in each case, to the extent that they own any Retained Shares) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to the Company or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Retained Shares owned by them, in proportion to the votes cast by the other holders of Common Stock on such matter; provided, that (i) such proxy shall automatically be revoked as to a particular Retained Share upon any sale, transfer or other disposition of such Retained Share from Parent or any of its Subsidiaries to a Person other than Parent or any of its Subsidiaries; and (B) nothing in this Section 3.1(b) shall limit or prohibit any such sale, transfer or disposition.

(c) Parent acknowledges and agrees that the Company will be irreparably damaged in the event any of the provisions of this Article III are not performed by Parent and its Subsidiaries in accordance with the specific terms of such section or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to an injunction to prevent breaches of this Article III and to specific enforcement of the provisions of this Article III in any action instituted in any court of the United States or any state having subject matter jurisdiction.

ARTICLE IV - MISCELLANEOUS

4.1 Term. Except as set forth in Section 4.4, this Agreement shall terminate upon the Registration or other sale, transfer or disposition of all the Retained Shares from Parent or any of its Subsidiaries to a Person other than Parent or any of its Subsidiaries, except for the provisions of Section 2.6 and Section 2.7 and all of this Article IV, which shall survive any such termination.

4.2 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

4.3 Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to the Company:

CareFusion Corporation

3750 Torrey View Court,

San Diego, California 92130

Attention: Executive Vice President and General Counsel

Facsimile: (858) 617-2300

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121

Attention: Jay Rains, Esq.

Facsimile: (858) 638-5076

(b)	if to the Holders:

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

Attention: General Counsel

Facsimile: (614) 652-5051

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Rod Miller, Esq.

Facsimile: (212) 310-8007

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: David A. Katz, Esq.

Facsimile: (212) 403-2309

Each Holder, by written notice given to the Company in accordance with this Section 4.3 may change the address to which notices, other communications or documents are to be sent to such Holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

4.4 Successors, Assigns and Transferees.

(a) This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. A Holder may assign its rights and obligations under this Agreement only (a) to an Affiliate of such Holder that acquires any of such Holder’s Registrable Securities and executes an agreement to be bound hereby in the form attached hereto as Exhibit A, an executed counterpart of which shall be furnished to the Company, or (b) with the prior written consent of the Company, and any purported assignment by a Holder other than as set forth in this Section 4.4(a) shall be null and void; provided, however, that, prior to the first anniversary of the date of this Agreement, the Parent or any of its subsidiaries that is a Holder may assign its right to one Demand Registration hereunder to each unaffiliated third party to whom the Parent sells or otherwise transfers Registrable Securities representing five percent (5%) or more of the Company’s then issued and outstanding Common Stock (a “Transferee”), which Demand Registration shall be subject to the terms and conditions of this Agreement (other than Sections 2.2(a), 2.2(b), 2.2(c) and 2.5, and Article III hereof); provided, further, that (i) if the Transferee shall exercise any Demand Registration that has been assigned to it by Parent or any of Parent’s subsidiaries pursuant to the foregoing, then such Demand Registration shall constitute a Demand Registration request by the Holder(s) for purposes of the limitation on the number of Demand Registration requests set forth in Section 2.1(b); and (ii) no Transferee may exercise any Demand Registration assigned to such Transferee after the first anniversary of the date of this Agreement.

(b) Subject to Section 4.4(a) and provided that the Company is given written notice by the Holders prior to or at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the Registration Rights shall be transferred with the transfer of Registrable Securities; provided that to the extent any such transfer consists of Registrable Securities representing less than one percent (1%) of the Company’s then issued and outstanding Common Stock and such Registrable Securities are eligible for transfer pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144), no Registration Rights shall be transferred therewith. Notwithstanding the foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof, the Registration Rights shall not be transferred in connection with such transfer unless such transfer complies with all such covenants, agreements and other undertaking. In all cases, the Registration Rights shall not be transferred unless the transferee thereof executes a counterpart attached hereto as Exhibit A and delivers the same to the Company.

4.5 GOVERNING LAW; SERVICE OF PROCESS; CONSENT TO JURISDICTION; NO JURY TRIAL.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

(b) Each of the parties hereto agrees to submit to the jurisdiction of the United States District Court for the Southern District of New York and in any State of New York court located in New York, New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

4.6 Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

4.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein. If any provision of this Agreement is held invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

4.8 Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, and the Holders of a majority of the Registrable Securities.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.9 Further Assurances. Each of the parties hereto shall execute and deliver all additional documents, agreements and instruments and shall do any and all acts and things reasonably requested by the other party hereto in connection with the performance of its obligations undertaken in this Agreement.

4.10 Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

[The remainder of this page is intentionally left blank. The signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Cardinal Health, Inc.

By:	/s/ Stephen T. Falk
Name:	Stephen T. Falk
Title:	Executive Vice President and General Counsel

CareFusion Corporation

By:	/s/ David L. Schlotterbeck
Name:	David L. Schlotterbeck
Title:	Chairman and Chief Executive Officer

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